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                                                                  EXHIBIT 10
                                  AGREEMENT

       THIS  AGREEMENT  made  and  entered  into  as  of  the  ____  day   of
_____________, 1994, by and between Service Merchandise Company, Inc., a Tennessee corporation (the "Company"), and ___________ (the "Executive").

                                  RECITALS

     WHEREAS, the Executive is currently employed by the Company;

      WHEREAS, the Company and the Executive wish to set forth their respective rights and obligations in the event the Executive's employment is terminated and to provide for salary continuation on the terms and under the circumstances set forth herein;

      NOW,  THEREFORE,  in consideration of the premises hereof  and  of  the
mutual   promises  and  agreements  contained  herein,  the  parties  hereto, intending to be legally bound, hereby agree as follows:

     1.   Compensation on Termination of Employment.

          (a) Disability. If the Executive's employment with the Company is terminated by the Executive or the Company at any time due to the Executive's inability to perform his duties as a result of physical or mental incapacity ("Disability"), the Executive shall be paid such amounts, if any, as he is entitled to receive under the Company's disability insurance policies then in effect for Company officers, but shall be entitled to no further compensation or benefits (unless previously accrued under the Company's benefit plans).

           (b) Other Termination Not Giving Rise to Salary Continuation. If the Executive's employment shall be terminated for Cause (as hereinafter defined) or if the Executive dies or if the Executive terminates his employment for any reason, the Company shall pay the Executive any installments of his base salary as then in effect that would otherwise be due through the date on which his employment is terminated. The Company shall then have no further obligations to the Executive under this Agreement except that in the event of termination by death, the Executive's estate or beneficiaries, as the case may be, shall be paid such amounts as may be payable to the Executive under the Company's insurance policies and/or other benefit plans. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment upon (i) the willful engaging by the Executive in misconduct materially injurious to the Company, (ii) acts of dishonesty or fraud by the Executive, or (iii) the willful violation by the Executive of the provisions of Section 3 or Section 4 hereof.

           (c) Termination Giving Rise to Salary Continuation. If the Company shall terminate the Executive's employment with the Company for any reason other than due to the Executive's death or Disability or for Cause, then, subject to the compliance by the Executive with the provisions of Sections 3 and 4 hereof, the Company shall pay, as salary continuation, to the Executive an amount equal to two (2) times his maximum annual base salary in effect from the date of this Agreement through the date of termination, payable, at the Company's option, (i) in a lump sum or (ii) in equal monthly installments, but no other compensation or benefits (unless accrued under the Company's benefit plans prior to the date of termination of employment or as provided in
     Section 1(d) hereof) shall be owed to the Executive.

           (d) Healthcare Coverage. If the Executive's employment with the Company is terminated by the Company for any reason other than due to the Executive's death or Disability or for Cause, the Company will reimburse the Executive for the premium paid by the Executive for continued  coverage  for  the  Executive  (and  any  dependents  of  the
     Executive covered by the Company's healthcare plans at the time the Executive's employment was terminated) under the Company's healthcare plan pursuant to "COBRA" (or any other mandatory healthcare continuation law then in effect), such coverage then being substantially similar to that provided by the Company to its senior executives and their eligible dependents. The Executive will be entitled to reimbursement for such coverage for the period commencing with the date of termination of employment and ending on the earlier of (i) the second anniversary of termination of employment, or (ii) the date the Executive becomes eligible to receive any healthcare coverage from another employer of the Executive or his spouse, or any governmental entity, that does not contain any exclusion or limitation with respect to any pre-existing condition of the Executive or his covered dependents. If the Executive (or his dependents covered at the time of termination of employment) elects not to continue coverage under COBRA (or any other mandatory healthcare continuation law then in effect) or is not eligible to continue coverage under such healthcare continuation law, and is otherwise eligible under this Section 1(d), the Company will reimburse the Executive for the cost of purchasing substantially similar coverage or a supplement required to achieve substantially similar coverage under another arrangement approved by the Company for the same period; however, such reimbursement shall be limited to the then current premium charged to others by the Company for substantially similar coverage under COBRA (or other mandatory healthcare continuation law then in effect). Any amount payable to the Executive shall be subject to withholding of applicable taxes as provided in Section 7 hereof.

          (e) Sole Remedy. The Executive hereby agrees that amounts payable under this Section 1 shall be his sole and exclusive remedy against the Company on account of termination of employment.

      2.    Binding  Agreement.  This Agreement and all  obligations  of  the
Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      3. Non-Competition. During the period in which the Executive is employed by the Company and for a period of one (1) year following any termination giving rise to salary continuation payments pursuant to Section 1(c) hereof, the Executive will not (a) directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is in substantial competition with any business conducted by the Company or by any group, division or subsidiary of the Company in any area where such business is being conducted at the time of such termination (provided that ownership of five percent (5%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof) or (b) directly or indirectly employ, solicit for employment, or advise or recommend to any other persons that they employ or solicit for employment, any employee of the Company or any of its subsidiaries or affiliates.

      4. Unauthorized Disclosure. During the period in which the Executive is employed by the Company, the Executive shall not, without the prior written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as an officer of the Company, or its subsidiaries or its affiliates, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, improvements, formulae, designs or styles, processes, customers, methods of marketing or distribution, systems, procedures, plans, proposals, policies or methods of manufacture, the disclosure of which he knows, or should have reason to know, will be damaging to the Company or its subsidiaries or its affiliates, nor shall he make any false statements regarding the Company or its subsidiaries or its affiliates or take any other action which he knows, or should have reason to know, will be damaging to the Company or its subsidiaries or its affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosures by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Following the termination of the Executive's employment with the Company for any reason, the Executive shall not disclose any confidential information of the type described above or take any action of type described above except as may be required in the opinion of the Executive's counsel in connection with any judicial or administrative proceeding or inquiry. The provisions of this
Section 4 shall be binding upon the Executive's heirs, successors and legal representatives.

      5. Specific Performance. The Executive acknowledges and agrees that, in the event of a breach of Section 3 or Section 4 hereof by the Executive, the Company would be irreparably harmed and that monetary damages would be an inadequate remedy in favor of the Company. Accordingly, the Executive and the Company agree that in the event of such a breach, the Company shall be entitled to injunctive relief against the Executive.

      6. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:
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     If to the Executive:

           ______________________________
           ______________________________
           ______________________________
     If to the Company:

          Service Merchandise Company, Inc.
          7100 Service Merchandise Drive
          Brentwood, TN  37027

          Attn:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      7. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement, including without limitation sums payable under
Section 1(a), (b), (c) and (d), all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

      8. Governing Law. This Agreement shall be construed according to the laws of Tennessee, without giving effect to the principles of conflicts of laws of such State.

     9. Amendment; Modification; Waiver. This Agreement may not be amended except by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      10. Binding Effect. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided for herein. Without limiting the generality of the foregoing, Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

      11.   Entire Contract.  This Agreement constitutes the entire agreement
and   supersedes  all  other  prior  agreements,  employment  contracts   and
understandings, both written and oral, express or implied with respect to the subject matter of this Agreement, including, without limitation, that certain Employment Agreement, dated as of ------------, by and between the Company and the Executive, which Employment Agreement shall hereafter be null and void.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SERVICE MERCHANDISE COMPANY, INC.


                              By: ______________________________________



                              __________________________________________
                              Executive








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